UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2018
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700 Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As previously reported by Graham Holdings Company (the “Company”) on April 27, 2017, Kaplan Higher Education LLC and Iowa College Acquisition, LLC (collectively, “Kaplan”), subsidiaries of the Company, entered into a Contribution and Transfer Agreement (“Transfer Agreement”) to contribute the institutional assets and operations of Kaplan University (“KU”) to a new, nonprofit, public-benefit corporation affiliated with Purdue University (“Purdue”) in exchange for a Transition and Operations Support Agreement (“TOSA”) to provide key non-academic operations support to the university, which will be known as Purdue University Global, for an initial term of 30 years with a buy-out option after six years.
Consummation of the transactions contemplated by the Transfer Agreement are subject to various closing conditions, including, among others, regulatory approvals from the U.S. Department of Education (“ED”), the Indiana Commission for Higher Education (“ICHE”) and the Higher Learning Commission (“HLC”) which is the regional accreditor of both Purdue and Kaplan University, and certain other state educational agencies and accreditors of programs. On August 10, 2017, ICHE approved the transaction. On September 13, 2017, the ED responded to the pre-acquisition application stating that it does not see any impediment to approval of the transaction subject to certain conditions. On March 5, 2018, the HLC notified Kaplan and Purdue that the HLC Board of Trustees voted to approve the transaction at its February 22, 2018 meeting. As required by HLC policy and federal regulation, the HLC Board requires Purdue University Global to host focused evaluations within six months of the date of the transaction. The Company expects that the transaction will close within thirty days of the HLC approval date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: March 7, 2018	/s/ Wallace R. Cooney
Wallace R. Cooney, Senior Vice President–Finance